UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – August 19, 2014

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

112 North Curry Street, Carson City, Nevada 89703
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Item 8.01   Other Events.

On August 19, 2104, Gilla Inc. (“Gilla” or the “Company”) issued a press release announcing the Company had retained the services of Los Angeles-based digital strategist, Sennett Devermont, to aid in the activation of Gilla’s digital electronic cigarette (“e-cigarette”) strategies.

A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 20, 2014, the Company issued a press release announcing the launch of www.charliesclub.com (“Charlie’s Club”), a subscription-based, members-only e-cigarette service featuring free hardware, no contracts and monthly delivery of e-cigarettes. Charlie’s club members choose one of the three flexible membership packages delivery monthly refills based on a member’s consumption preferences.

Charlie’s Club also has a dynamic affiliate program, offering incentives and compensation in return for advertising and lead generation. Affiliates have access to free professional marketing materials, including banners, videos, text links, coupons and more, along with monthly payment generation and sub-affiliate tracking.

A copy of such press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated August 19, 2014 from Gilla Inc.

99.2	Press Release dated August 20, 2014 from Gilla Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: August 20, 2014	By:	/s/ J. Graham. Simmonds
Name: J. Graham. Simmonds
Title: Chief Executive Officer